Form C

Cover Page

Name of issuer:

Medford Brewing Company

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: MA

Date of organization: 8/31/2015

Physical address of issuer:

20 Dutton Circle
Medford MA 02155

Website of issuer:

http://www.mbrewing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

60,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $60,000; interests will be sold in increments of $1.

Target offering amount:

$60,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$701,000.00

Deadline to reach the target offering amount:

5/24/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$29,712.00	$38,019.00
Cash & Cash Equivalents:	$18,858.00	$2,834.00
Accounts Receivable:	$10,854.00	$35,185.00
Short-term Debt:	$4,737.00	$19,593.00
Long-term Debt:	$24,933.00	$24,933.00
Revenues/Sales:	$62,802.00	$129,295.00
Cost of Goods Sold:	$43,902.00	$91,715.00
Taxes Paid:	$565.00	$565.00
Net Income:	$6,549.00	$20,766.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Medford Brewing Company

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Nick Bolitho	Sales and Marketing	Medford Brewing Company	2015
Max Heinegg	Educator / Brewmaster	State	2015
Jen Bolitho	Designer	Medford Brewing Company	2015
Wendy Pfaffenbach	Educator	State	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Nick Bolitho	CEO	2015
Nick Bolitho	President	2015
Max Heinegg	Vice President	2015
Max Heinegg	Director	2015
Max Heinegg	COO	2015
Jen Bolitho	Treasurer	2015
Jen Bolitho	Clerk	2015
Wendy Pfaffenbach	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Nick Bolitho	400000.0 Common Stock	50.0
Max Heinegg	400000.0 Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Commodity and other price changes may result in increased costs for raw materials and other packaging materials. The price of hops also fluctuates depending on seasonal yields.
>
> Craft beer has had a big rise in popularity over that last ten years, but it might not be as popular in the next ten years, negatively impacting our revenues.
>
> The costs of starting up and running a brewery may be greater than forecasted. Economic and or other factors beyond our control could result in a slower repayment on your investment.
>
> There are a lot of breweries opening in Massachusetts which means that there is ever increasing competition
>
> Medford currently has some alcohol serving restrictions that we are working on with the city and the Alcohol commission. We might have to sell food which could increase the forecast build out costs.
>
> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.
>
> Max Heinegg is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.
>
> Jen Bolitho is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.
>
> Wendy Pfaffenbach is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$60,000**

Use of Proceeds: 20% towards hire new sales rep

73% towards pilot brewing system

7% Wefunder fees

If we raise: **$701,000**

Use of Proceeds: 93% To build out brewery, specifically:

-- brewing equipment

-- installation of brewing equipment

-- buildout of taproom

7% Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principal on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.75x their principal investment (the repayment amount) , provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $100,000.00 of the fundraise will receive 1.9x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	800,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the stockholders** may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the stockholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The stockholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The stockholders have the right to redeem their securities at any time. **Stockholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.
Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Nick Bolitho
Issue date	08/31/15
Amount	$24,933.00
Outstanding principal plus interest	$24,933.00 as of 02/05/19
Interest rate	0.0% per annum
Current with payments	Yes

Related party loan from the founder. No set repayment terms or maturity date; intended to be repaid as the company becomes profitable.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Nick Bolitho
Amount Invested	$24,933.00
Transaction type	Loan
Issue date	08/31/15
Outstanding principal plus interest	$24,933.00 as of 02/05/19
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

Related party loan from the founder. No set repayment terms or maturity date; intended to be repaid as the company becomes profitable.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Make tasty beers that we sell to liquor stores, restaurants and bars

Brewing and serving beer from our own location and distributing throughout all of New England

Milestones

Medford Brewing Company was incorporated in the State of Massachusetts in August 2015.

Since then, we have:

- Regionally recognized brand
- In over 135 stores in less than 8 weeks
- Just been taken on by one of the largest distributors in New England
- Currently no breweries in Medford

Historical Results of Operations

Our company was organized in August 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $62,802 compared to the year ended December 31, 2017, when the Company had revenues of $129,295. Our gross margin was 30.09% in fiscal year 2018, compared to 29.07% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $29,712, including $18,858 in cash. As of December 31, 2017, the Company had $38,019 in total assets, including $2,834 in cash.
- *Net Income.* The Company has had net income of $6,549 and net income of $20,766 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $29,670 for the fiscal year ended December 31, 2018 and $44,526 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $24,933 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 36 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Medford Brewing Company cash in hand is $18,000, as of January 2019. Over the last three months, revenues have averaged $16,000/month, cost of goods sold has averaged $10,258/month, and operational expenses have averaged $10,777/month, for an average burn rate of $5,035 per month. Our intent is to be profitable in 36 months.

There have not been any material changes or trends in our finances or operations that have occurred since the date the financials cover.

We expect revenue to double in the next six months and apart from costs to produce goods we do not expect any additional expenses. In 2018 we had one distributor who wasn't working well, so we would down operations with them and then started distributions back up with a new distributor in November of 2018. Our recent monthly revenues look much higher than they did in early 2018 for that reason.

If we are able to attain this funding through Wefunder, we expect to reach break even in 2022. In lieu of a successful raise, we may look to individual investments or a traditional bank loan for funding.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://mbrewing.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Medford Brewing Company Revenue Share
- Early Bird Medford Brewing Company Revenue Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Jen Bolitho
- Max Heinegg
- Nick Bolitho
- Wendy Pfaffenbach

Appendix E: Supporting Documents



INVEST IN MEDFORD BREWING COMPANY

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Profitable MA beermaker opening own brewery, first in Medford

Medford Brewing Company has been selling beer across Massachusetts for over two years. We have four styles sold in 150+ locations, and add an average of 5-10 locations per week through our partnership with one of the largest distributors in New England. To build on our regional success, we are raising money to open the first brewery in the heart of Medford, MA.



Nick Bolitho
Co-Founder
Medford entrepreneur with proven track record in succesful brand building


MEDFORD
DOUBLE INDIA PALE ALE
INDIA PALE ALE
AMERICAN PALE ALE
AMERICAN GOLDEN ALE

Lets Build a Brewery in Medford

Why you may want to invest

1. First brew sold out in 4 days. Second sold out in two days. The brand was immediately profitable.
2. Available in 150+ stores. Adding 5-10 new stores each week.
3. 40% of consumers repurchase.
4. Just been taken on by Atlantic Beverage Distributors, one of the largest distributors in New England
5. Regionally recognized brand. Received great reviews and press from The Boston Globe, Beer Advocate, Boston Magazine, and The Weekly Dig, just to name a few

$ 100 min

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What you are investing in

Revenue Share

5% of revenues

~~1.75X~~ **1.9X** payback multiple

Investors in the first $100,000 of the raise will receive a 1.9x payback multiple.

Secured revenue share

The company will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 75% on top.

Earning a return

Learn more about revenue shares

Investor perks

$250+
* VIP Invitation to the Brewery opening

$500+
* VIP Invitation to the Brewery opening *A case of beer for every new launch for the first 12 months *Medford Brewing Tee shirt

$1,000+
* VIP Invitation to the Brewery opening *A case of beer for every new launch for the first 12 months * *Medford Brewing Tee shirt

$5,000+
* VIP Invitation to the Brewery opening *A case of beer for every new launch for the first 12

months * *Medford Brewing Tee shirt *A free group brewing lesson with the brewmaster

$10,000+
* VIP Invited to the opening of the brewery *Host a party for up to 20 friends at the brewery once its open *Have your initials secretly incorporated in to one of our beer labels *Brew your own beer at the brewery *A case of beer for every new launch for the first 12 months *Medford Brewing Tee shirt

see less

events brewery b2c alcohol

Our Ambition

Medford deserves a local brewery that prioritizes awesome beers and the local community. As two Medford residents, we are committed to turning that dream into a reality. We hope to open a brewery here in Medford within the next 12 months, and continue growing our distribution network so that our excellent, approachable brews are available across all of New England and beyond.

About_Our_Beers.pdf

Wefund_investor.pdf

mbrewing.com

Why I Like Medford Brewing Company

With Heinegg as his co-pilot—and it should be noted he's an accomplished homebrewer with hands-on learning via idle Hands, Lord Hobo, and Mystic, along with many, many homebrew awards under his belt—Medford Brewing Company is not a fly-by-night contract wannabe. These guys, and their beers, are worthy and they are here to stay.

Jeff Lawrence
PUBLISHER WEEKLY DIG

THE BUZZ ABOUT MEDFORD BREWING COMPANY

Beer Advocate Review: 4.13 / 5 Nearly clear golden amber hue, nice drop of lacing on the glass from a brew that showed off three fingers of froth. A slightly juicy, piney, minty, and resin-like IPA. Smooth with a bit of body, cracker-like maltiness shows a decent malt backbone. A little peppery in the bitterness with a warming alcohol in the middle. Hop flavor lingers for a good while, fruity esters give off suggestions of pineapple skin and rose water. Finishes semi-dry with a mild bitterness.

Jason Alstrom
Founder of Beer Advocate

Best Double IPA on the market

Jim O'Rourke
Owner of First House Pub - Winchester

We've been serving Medford Brewing beer at Carroll's for about two years now. It is one of my best selling beers we that not only tastes great but brings in the community. We hosted a launch party for their Double IPA that drew in a whole new crowd we'd never seen before. Great guys and great products.

Maury Carroll
Owner of Carroll's Restaurant

You may guess that at Modern Homebrew Emporium, we get to sample many wonderful brews as part of our workday. And we can honestly say that Medford Brewing's 'American Pale Ale' is one of our favourites—you'll almost always find in our refrigerator, and we delight in sharing it with our customers as an example of how a pale ale should be done.

Modern Home Brew Emporium
America's largest homebrew chain

'From the first sip I had of the American Pale Ale from Medford Brewing, I knew I had a new favourite, go-to brew. It's one I keep going back to, time and again. Their Double IPA is the equal or the superior to many of the better-known offerings, and one I'm proud to serve to my customers as well as my friends.'



Eamon Poplin
Home brewer and multiple award-winner

I have been following Medford Brewing since they started a few years ago. As a local business owner and Director of the Medford Chamber of commerce I really like their beers and the guys who run the company. I believe that a brewery in Medford would not only be wildly successful but a huge draw to the city and community.

Stephen Pompeo
Owner Pompeo Insurance / Medford Chamber of Commerce Director

Local dudes stew new brews in Medford

Medford now has its own beer company and, hopefully one day, its own brewery.
November 3, 2018 @ medford.wickedlocal.com



Medford Brewing Company

If there's one word that describes Medford Brewing Company's mission statement, it's approachability; if there's one beer in the craft brewing world that is the liquid antithesis of approachability, it's the IPA. This may seem counterintuitive. IPAs
November 14, 2017 @ nshoremag.com

At Medford Brewing Co., one beer . . . and counting - The Boston Globe

The brewers see a need for craft beer that aims for approachability.
November 23, 2016 @ bostonglobe.com

MEDFORD BREWING COMPANY

Simple for beers sake
October 12, 2016 @ digboston.com

Medford Brewing Company Ships Out Its First Beer

The American Pale Ale is a crisp, citrusy flagship for the new contract brewery. Cofounders Nick Bolitho and Max Heinegg also have an IPA in the works.
October 3, 2016 @ bostonmagazine.com

The Quick Version

Co-Founders, Max Heinegg & Nick Bolitho

Two Medford residents. An English teacher with a passion for brewing, and an English born businessman with a passion for beer. They met at one of Max's parties where his homebrew was on tap, and started talking about why there wasn't a brewery in Medford. Max had been brewing for years, become a beer judge, and run the Boston Homebrew Competition; Nick's experience was in sales and publishing, and had run a pub in England.

In 2016, Medford Brewing Company incorporated, and started selling beer in 2017. Beginning with an American Pale Ale, they soon added an IPA, an American Golden Ale, and a DIPA to their catalog. In late 2018, Medford Brewing Company joined the roster of Atlantic Distribution, and is now ready to build its brewery and taproom in Medford, a great place to brew and drink tasty beer.



Brewing batch #1 at home



Wendy with one of our first creations


Max Heinegg
Medford, MA
BJCP # E1260
Certified
Beer Judge
Beer Judge

After years of study, I was official

The Whole Story - by Max

Now that Medford Brewing Company has been selling beers across MA for over two years, has four different beer styles sold in over 150 locations, and is looking to create a brick and mortar brewery in the city where we live, it's fun to think how it all began.

In 2008, I was introduced to the world of brewing when a fellow teacher asked if I wanted to help him with a batch. "Is that even legal?" I asked. Of course, it was, and that day, we made a clone of Stone Arrogant Bastard, one of my all-time favorite hoppy beers. As soon as we mashed in, I was hooked. I started brewing weekly, and moved quickly from brewing extract beers to all-grain batches so I could control every aspect of the brews.

As a teacher, I hit the library and read every book I could on brewing - learning the history of every beer style, and poring over every beer recipe book I found. I built a mini-brewery in the basement, and very soon, brewing went from a hobby to a craft that occupied most of my waking thoughts. I worked on my recipes constantly, brewing for holiday parties, weddings, and birthdays. After that, I joined the Boston Wort Processors, and entered competitions for feedback. I studied with and learned from knowledgeable peers.

Over 150 batches later, I had brewed 55 of the 80 recognized styles, won many medals, and became a BJCP certified beer judge. This became my brewing ethos: to have each beer be unique to itself - to have its own identity and signature flavors and aromas, but also belong to a recognizable tradition.

I loved the creativity of brewing, but we had more beer than we could drink. My wife, Wendy encouraged me to share my beers with friends and neighbors. Soon, they became the centerpiece of parties and get-togethers. When our kids went to school, we threw parties to meet other parents, and that was when Nick and I met. He came to the parties with Jen, his wife, and one Halloween party, after a few pints of my pumpkin beer, he shared with me that his dream had always been to run his own pub (he worked in a pub in England). We started to talk about the possibility of starting a company that could create a larger sense of community. What started in the basement and the driveway was starting to outgrow the hobby stage. People liked the beer, so the kettle had to get bigger.



The 20 gallon kettle that started the journey!

After Nick got all the permits and legal paperwork filed, we brewed our first beer at Great North Ale Works in Manchester NH under the guidance of Rob North, a gentleman and beer guru. We learned what it takes to scale a recipe from 10 gallons to 40 barrels, and fine-tuned our beers, revising recipes until they met our standards. Seeing the way Lisa and Rob ran their establishment was inspiring, and helped us understand the nuts and bolts of a brewery.



Hanging with Rob North at GNA



Max adding the hops to the IPA at Down the Road in Everett

Our first batch of beer brewed at Great North Aleworks sold out in four days. We were thrilled, and Medford was so excited about the beer, people bought cases off the pallets as they were being loaded into the stores. Since then, we've brewed at Dorchester Brewery and at Down the Road Brewery in Everett, where we make the beers now. Along the way, we've learned how to make a consistently excellent product on different brewing systems. With the beers now where we want them, it's been amazing to share them with the public. Because I've taught in Medford since 1998, I'm always meeting up with students (some of whom are now in their 30s with families. It's great to catch up with them and to share the beer, and also to be able to donate beer to local charity events. From Fells Day, to the Lakota Stay Project, from PTO and Library Trivia Nights, to founding the poetry reading series Poetry on Hops, at the Medford Historical Society, Medford Brewing Company has been about the city, and giving back to it since day one.


MEDFORD
AMERICAN PALE ALE

The flagship brew, our American Pale Ale (APA)



Max with sacks of grain at Great North Aleworks



Max's former student, Christian Colegrove, helping at a tasting


INDIA PALE ALE

Max and Loring G., a student from 1998



Nick pouring for a fan

We started adding locations and products. We also started seeing savings costs in our packaging so we redesigned our labels. Our photographs are taken by Jen, who is a professional photographer. The ship on the front is The President, an Medford ship whose image we found at City Hall. The text on the back notes what Medford is known for, "From the Mystic River to the Fells / From Paul Revere to Jingle Bells, Medford was already a town with great character. All we were missing was a great beer."


MEDFORD
DOUBLE INDIA PALE ALE
MEDFORD
INDIA PALE ALE
MEDFORD
AMERICAN PALE ALE
MEDFORD
AMERICAN GOLDEN ALE

Our first four beers

In October of 2018, we made the brave decision to switch distributors from a small family-run group to one of the largest in New England, Atlantic Beverage Distributors. As part of this, we intentionally ran our supplies down to zero then restarted. In the last 12 weeks Atlantic has gotten us in to over 135 locations and more are being added every week. With the new push, Max has been doing tastings all around MA, from Clinton to Westford, from Framingham to Melrose. Meeting people from all around the state, and seeing their enthusiasm for our beers, has renewed our sense of purpose and made us very excited for the future. We want to make excellent, approachable beers that are great examples of traditional styles, and to do it in a brick and mortar location that can be a gathering place for the extended community. The positive response we've received from our city makes us sure that a tap-room run will be successful.

Our distributor



Max and Wendy with the Mayor of Medford, Ms. Stephanie Burke



3 Year Profit Vs Expenses Forecast
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
1
2
3
Profit
Expenses

	Expenses	Profit
Year 1	$79,000	$161,826
Year 2	$351,793	$1,109,577
Year 3	$408,723	$1,369,336

These are projections based on historical performance and cannot be guaranteed.

Having realized that we were not progressing with our initial distributor, we wound down our operation to zero locations over a two-month period then restarted with our new distributor at the end of October.

We are now in over 150 locations and growing each week.



New Locations 14 wks to 28 Jan 2019
180
160
140
120
100
80
60
40
20
0
29-Oct
5-Nov
12-Nov
19-Nov
26-Nov
3-Dec
10-Dec
17-Dec
24-Dec
31-Dec
7-Jan
14-Jan
21-Jan
28-Jan



Cost comparison - Contract Vs Brewery
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
American Pale Ale
Golden Ale
I.P.A
Double I.P.A
Contract Pricing
Brewed at Medford Brewing

Currently we are contract brewing. With our own brewery the total cost per product will be drastically reduced.

Current estimates show our cost to produce product will be reduced by around 50%.

Our Margins and Revenues

Figure	Description
27%	Current profit margin per barrel
66%	Estimated profit margin in our own brewery per barrel
$48,192	Current quarterly revenues
$346,591	Estimated quarterly revenues with a brewery
$33,611	Current quarterly expenses
$103,111	Estimated quarterly expenses with a brewery

By opening our own brewery, we believe we can cut some of our costs because we will sell directly to the end user. This should increase our revenues per unit without increasing expenses. We estimate it will cost $625,000 to open the brewery and are aiming to open it by 1/2020 or earlier. We had an architects quote for the build out in a fantastic high foot traffic location and have sourced the equipment needed to get it up and running.

Meet the Founders



Nick Bolitho

Co-Founder

Medford entrepreneur with proven track record in succesful brand building



Max Heinegg

Co-Founder / Brewmaster

Brewing since 2008, I've brewed 55 of the 80 styles, won 31 medals and a BJCP certified beer judge

Interview

– COLLAPSE ALL

WF: How do you acquire customers?

MB: We have signed up with one of the largest distributors in New England, Atlantic Distribution. That really helps a lot, they got us into over 150 locations in less than 12 weeks and are adding more every week. We are also very active in the community, sponsoring a local soccer team, contributing to local charities, sampling the products at liquor stores and all of the community events we are involved in too.

WF: How will you make money?

MB: We are currently profitable selling beer in liquor stores and bars / restaurants. Building our own brewery / tap room will lower our product costs and introduce a whole new revenue stream, selling beer in the Tap room.

WF: Why did you decide to start Medford Brewing?

MB: Max was an avid homebrewer who loved to invite as many people as he could to parties at his house. Nick came to the parties. At one, Nick told Max how his dream had always been to run his own pub (he had worked in a pub in England). They started to talk about the possibility of starting a company that could create a larger sense of community for their town. After a decade of homebrewing and competing with beers, Max was looking to share his beers with a wider audience.

After our initial success selling our beers, it became clear that Medford Brewing Company was uniquely capable of both giving our city great, fresh beer and to create a gathering space. Medford is a great city, but it currently has very few places to meet friends and neighbors.

WF: Do you source any ingredients locally?

MB: We grow some of our own hops in our backyards, and a bit of our dry hop comes from the contributions of other Medford hop growers.

WF: What has been the response so far from the local community?

MB: Medford and the neighboring communities have been incredibly supportive. Not a day goes by that we don't hear something positive about the beer, from people giving it to guests and as a gift, to seeing the mayor with a can. It's been really exciting to go out to eat and see people enjoying the beer. These days, everyone wants to know when we will create a tap room. The enthusiasm for the beer and for the company to grow is palpable.

WF: What role do you think a brewery can play in Medford aside from being a great place to have a pint?

MB: We think a brewery can be a gathering place for people to make personal connections, and to step away from their work and lives online to spend time together in person. As two guys who are also share an interest in music, the arts, and running, we imagine our brewery as a place where local musicians and artists can share their work with the community, and where runners can meet for a pint after a run.

WF: What has been your favorite Medford Brewing beer?

MB: Our most popular beer is our flagship, the American Pale Ale, or APA. I (Max) know Nick prefers the IPA, and I'm particularly proud of our DIPA. I feel like we manage to make stronger beers that taste balanced, and that we find the sweet spot of having hop forward beers with a fine malt taste.

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RISKS

1 Commodity and other price changes may result in increased costs for raw materials and other packaging materials. The price of hops also fluctuates depending on seasonal yields.

2 Craft beer has had a big rise in popularity over that last ten years, but it might not be as popular in the next ten years, negatively impacting our revenues.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Medford Brewing Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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